Exhibit 4.1

Number

T

Shares

TENGION, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP TO COME

This Certifies that

SPECIMEN

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 EACH, OF

TENGION, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

TENGION, INC. CORPORATE SEAL 2003 DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660
PROOF OF MARCH 10, 2010
TENGION, INC.
TSB 1250 FC
Operator: JB
REVISION: NEW

ABnote North America
711 ARMSTRONG LANE, COLUMBIA, TN 38401 • (931) 388-3003

COLORS SELECTED FOR PRINTING

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– (Cust) Custodian (Minor) TENENT – as tenants by the entireties JT TEN – as joint tenants with right under Uniform Gifts to Minors of survivorship and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF AS SIGNEE

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within - named Corporation with full power of substitution in the premises.

Dated,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRIT TEN UPON THE FACE OF THE CERTIFICATE, IN

EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

INSTITUTION THE SIGNATURE( (BANKS, S) MUST STOCKBROKERS, BE GUARANTEED SAVINGS BY AN AND ELIG LOAN IBLE ASSOCIATIONS GUARANTOR GUARANTEE AND CREDIT MEDUNIO ALLION NS WIT PROGRAM), H MEMBERSHIP PURSUAINNTAN TO APP S. E. ROVED C . RULE SIGNATURE 17Ad-15.